                                                                   EXHIBIT 99.2


                            AIG Risk Management, Inc.
               -------------------------------------------------
             A Member Company of American International Group, Inc.






             1/1/2003 - 1/1/2004 Final Bound Proposal prepared for
                                 Gevity HR, Inc.
                                October 22, 2002



                                  [AIG LOGO]


October 22, 2002                                                   Page 1 of 13

                           [AIG RISK MANAGEMENT LOGO]
                          80 PINE STREET, THIRD FLOOR
                            NEW YORK, NEW YORK 10005
                      (212) 770-7603 / FAX (212) 480-2239


The following item is a Final Bound Proposal of AIG Risk Management, which describes the coverages, terms and conditions that AIG Risk Management, Gevity HR and Marsh intend to implement in the context of Gevity HR's Workers Compensation Risk Management Program effective 1/1/2003.

The final bound proposal contemplates the following terms:

         1. Based on unmodified manual premium of $114,719,690 with corresponding modified premium of $121,131,669. Rates outlined within this proposal will be applied to unmodified manual premium. Our manual rating contemplated rates as of 8/1/02 for Florida per the NCCI approval circular FL-01-05.

         With respects rate changes & potential impact to Gevity: Rate changes made during the course of an in force policy would NOT apply until the renewal of the subsequent policy term unless there is an anniversary rating date. As example, assuming your policy term of 1/1/03-04, if a state was to enact a rate change as of 7/1/03:

                  -        Policy is effective 01/01/03 - 04

                  - The pricing off of modified standard premium incorporates a rate inadequacy factor of 1.10. The rate inadequacy factor will be revised to reflect any enacted Florida rate change effective 1/1/03.

                  - Rates effective 07/01/03 would not apply to your policy unless there is an ARD of 07/01/03 on the policy

                  - Rates from the prior effective date would apply to your policy 01/01/03 - 04

                  - During renewal of the policy (01/01/04 - 05) would then pick up the rates effective 07/01/03

         2.       Receipt of first installment due prior to inception.

         3. Annual manual premium growth of no more than 15% in the states of FL, GA and TX individually and no more than 15% in the aggregate.

         4. If actual surcharges including NY second injury exceed the deposit indicated below, GEVITY will be responsible for the additional cost.

         5. Compliance with monthly voluntary audits, verification by AIG Premium Audit of format prior to inception.

Estimated Exposures

         $2,739,974,826 estimated payroll excluding monopolistic states

Retained Amount

         Workers' Compensation and Employers'         $1,000,000        Each accident or each
         Liability under state Law                                      person for Disease

         Workers' Compensation and Employers'         $1,000,000        Each Accident or each
         Liability under Federal Law                                    person for Disease


Treatment of Allocated - "Pro- Rata" in accordance with the following definition:

"Allocated Loss Adjustment Expenses" or "ALAE" means all court costs and court expenses; pre- and post-judgement interest; fees for service of process; attorneys' fees; cost of undercover operative and detective services, costs of employing experts; costs for legal transcripts; costs for copies of any public records; costs of depositions and court-reported or recorded statements; costs and expenses of subrogation; and any similar fee, cost or expense reasonably chargeable to the investigation, negotiation, settlement or defense of a loss or a claim or suit against you, or to the protection and perfection of your or our subrogation rights.


October 22, 2002                                                   Page 2 of 13

         "ALAE" shall not include:

         1. Fees payable to the Claims Service Provider as set forth in its fee schedules payable by us, nor;

         2. the salary, employee benefits, or overhead of any of our employees, nor

         3. the fees of any attorney who is our employee or under our permanent retainer; nor

         4. the fees of any attorney we retain to provide counsel to us about our obligations, if any, under any policy issued by us or our affiliated company(ies), with respect to a claim or suit against you.

         "Allocated Loss Adjustment Expenses" Included as Reimbursable Amount or Subject Loss All or a part of ALAE calculated according to the following formula:

                  a) If we have NO obligation under the Policies to pay damages, benefits or indemnity, all ALAE up to the applicable Deductible or Loss Limit and 100% of all ALAE in excess thereof; or

                  b) If our obligation to pay damages, benefits or indemnity under the Policies exceeds zero ($0), all ALAE TIMES the amount of our obligation to pay damages, benefits or indemnity up to the applicable Deductible or Loss Limit, DIVIDED BY the total amount of our obligation to pay damages, benefits or indemnity.

Program Components

Total Pay-In                                                    $110,152,132
Pay-In Loss Provision                                           $ 85,000,000
Pay-In Insurance Company Expenses(1)                            $ 25,152,132
         -        Profit and Administration                     $  6,700,000
         -        Excess Premium                                $  6,815,000
         -        Claims Administration (2)                     $  6,000,000
         -        Tax/RMLs/ Board & Bureaus                     $  4,447,132
         -        Insurance Charge                              $  1,190,000

Estimated Workers Compensation Surcharges                       $    304,536     not included in the above total
Adjustable based upon audited premium                                            includes NY 2nd Injury Fund

Annual Unmodified Standard Premium                              $114,719,690
Estimated Monthly Unmodified Standard Premium                   $  9,559,974     1/12th of estimated annual

Aggregate Stop
         Attachment Point
         Minimum attachment only of $148,750,000,
         adjustable upwards only based on a rate of
         $1.29664 per $1 unmodified standard premium
         Insurance Charge                                       $ 1,190,000

(1) Does not include potential premium taxes on deductible reimbursements except for those states identified in the schedule to the Payment Agreement. If a determination is made by any state regulatory authority that deductible reimbursements are taxable as premium or subject to assessments, you will be charged for said taxes and assessments

(2) Claims Administration Expense Payin = $6M. Predicated on assumption of 7.5% LCF off Incurred Losses limited to $1,000,000 per occurrence. To be adjusted annually based on calculation of ultimate loss using LDFs identified within the proposal times applicable LCF.

         Final bound proposal contemplates Gevity successful elimination of F.E.T. - Should F.E.T. be assessed this charge will be passed along to Gevity.


October 22, 2002                                                   Page 3 of 13

Monthly/Quarterly Premium Adjustment

         We will require Monthly voluntary payroll audits, supplemented with quarterly physical audits:

         - If calculated premium at quarterly audit 10+% greater than projection - additional premium due immediately.

         - If calculated premium at quarterly audit 15+% greater than projection - premium due immediately and institute monthly physical audits.

         - Premium to be paid-in in accordance with installment schedule to be forwarded under separate cover. We will revisit the pricing assumptions under the program in April, based on your March payroll results and corresponding assessment of your annual unmodified premium. The remaining installments will be amended at that time. The same methodology will be used as in the original calculation of the premium subject to the following:

                  - Unmodified Standard Premium is within 20% of the original estimated amount. If the variance is greater an entirely new analysis will be performed.

                  - P&A, Excess Premium, and Insurance Charge are subject to a 90% minimum based on the original calculation of program costs or $13,234,500. No further reduction in these costs will be made.

         - (New Monthly Unmodified Manual Premium less 9,559,974) x .9602 = A/P or R/P is subject to the following:

                  - The change in pay-in premium from the resulting unmodified manual premium will be allocated 74.1% to loss provision and 25.9% to insurance company expenses.

                  - The monthly adjustment is subject to a minimum loss provision of $72,250,000 (85% of Anticipated Loss Provision) and minimum expenses as detailed below. If cancelled prior to end of a full annual term either by GEVITY or AIG - an interim adjustment will be conducted based on unmodified manual premium on YTD basis (subject to expense minimum as outlined below).

                  - The additional/return unmodified premium will be calculated in accordance with the monthly underwriting information provided by Marsh/GEVITY. The additional/return premium will be applied to the following monthly installment.

                  - If the total amount of claims we shall have paid on your behalf exceeds the loss provision funding collected for (3) consecutive billing periods within the first twelve months, we may require you to pay us additional funds.

Insurance Company Expense Annual Adjustment

In conjunction with your April re-price, in the first week of April, and again at your premium audit, approximately 18 months from inception of the program, the following expenses will be adjusted. Premiums shown below represent pay-in premiums as outlined on page 3.

         -        Taxes - $4,447,132

                  - Florida - 2.75% of FL Audited Undiscounted Standard Premium prior to Deductible Discount

                  -        Florida - 8.87% of FL Audited Deductible Premium

                  -        All Other States - 1.98% of AOS Undiscounted
                           Standard Premium

         -        Claims Administration - $6,000,000 pay-in

                  - LCF option selected multiplied by Ultimate Loss as calculated annually using the LDFs contained within the proposal.


October 22, 2002                                                   Page 4 of 13

         - Excess Premiums, Profit and Administration and Insurance Charge = $14,705,000

                  -        Audited Unmodified Manual Premium times 12.8%;
                           subject to 90% minimum.

         -        Surcharges and Assessments = $304,536

                  - The following chart outlines the charges at inception only. Actual charges will be adjusted based on audited premiums at the rates and methodology in effect at the time of audit.


                                                                                        2003                         2003
State            Surcharge                                Base                        Premium        Rate         Surcharge
---------------------------------------------------------------------------------------------------------------------------

  CA        Admin Revolving Fund              Discounted Premium backing out        $1,909,670     0.001335       $  2,549
                                                      Ded. Discount
            Fraud Assessment                  Discounted Premium backing out        $1,909,670     0.002168       $  4,140
                                                      Ded. Discount
Total CA                                                                                                          $  6,689
  CT        SIF Surcharge                     Standard Premium                      $   34,301        0.080       $  2,744
            Comm. Assesment                   Standard Premium                      $   34,301        0.021       $    720
Total CT                                                                                                          $  3,464
  DC        Policy Holder Surcharge           Standard Premium                      $    7,403      0.00056       $      4
  IN        INSIF Surcharge                   Discounted Premium                    $    6,111       0.0209       $    128
  KY        SF Surcharge                      Discounted Premium backing out        $   51,731       0.1150       $  5,949
                                                     Ded. Discount
  MA        MACHWC Surcharge                  Standard Premium backing out          $   13,938        0.045       $    627
                                                     Schedule Mod
  ME        Resolution & Recovery             Discounted Premium backing out        $      199       0.0154       $      3
                                                     Ded. Discount
  MN        MN Surcharge                      Standard Premium backing out          $3,327,009        0.066       $219,583
                                                     Schedule Mod
  MO        SIF Surcharge                     Discounted Premium backing out        $   43,060        0.025       $  1,077
                                                     Ded. Discount
  MT        WC Regulatory Assessment          Total Estimated Premium               $      730     0.023642       $     17
  NJ        NJSIF Surcharge                   Modified Standard Premium             $   47,950       0.0796       $  3,817
  NY        NYSSIF                                  Standard Premium                $  477,119         .130       $ 62,025
  OR        ORWCA Surcharge                   Discounted Premium backing out        $    8,225        0.080       $    658
                                                      Inc. Limits
  PA        Employer Assessment               Estimated Premium backing out         $   14,274       0.0337       $    481
                                                     Ded. Discount
  SD        Policy Fee                        Per Policy (assuming 1)                        1                    $     14
 TOTAL                                                                                                            $304,536

Loss Provision Annual Adjustment

The losses will be adjusted based on losses valued at eighteen months after inception and annually thereafter. There is no Minimum or Maximum Loss Provision.


October 22, 2002                                                   Page 5 of 13

         The Additional/Return Loss Provision will be:

                  The difference between (Ultimate Losses) and (Loss Provision amount collected during the policy period)

         The formula for the ultimate losses is as follows:

                  Ultimate Losses = Incurred Losses capped at the retention for the period of 1/1/03-1/1/04, valued as of 7/1/04 x loss development factor. The loss development factors are as follows:

                           @ 18 months      2.0094
                           @ 30 months      1.3646
                           @ 42 months      1.1793
                           @ 54 months      1.1054
                           @ 66 months      1.0683
                           @ 78 months      1.050

Determination of loss provision adjustment after 78 months will be addressed in the Payment Agreement.

Installments

The premium, surcharges, and security are due and payable according to the attached payment schedules. The bound option is a 12 monthly pay-in option.

If the first installment is not received prior to the inception date coverage will not incept.
If the remaining payments are not received prior to the due date the policies will be cancelled for nonpayment of premium.

Surcharges of $304,536 will be paid in the first installment.

Collateral Requirement

The current collateral requirement is  $102,000,000

         -        $85,000,000 Original Assessment of Loss Pick

         -        $17,000,000 Buffer Collateral


The collateral will be adjusted on a quarterly basis during the policy period based on the following formula:

         (New annual unmodified manual premium x 74.1%) times 1.20 = Total Collateral Requirement.

Please note the Total Collateral requirement is subject to a minimum of $86,700,000 until the first loss provision annual adjustment at 18 months after inception. The collateral adjustment will be made concurrently with the loss provision adjustment detailed above.

If the program does not renew, then the collateral will be adjusted annually in accordance with the terms outlined in the Payment Agreement. There will be no return of collateral until 30 months from inception.

Summary of Collateral Structure

Collateral via combination of RCAMP and a Collateral Trust

For purposes of this summary, You, refers to Gevity HR, Captive will refer to your captive insurance company to be formed prior to inception, and We references AIG and its member companies.

Collateral Amount

Your total collateral obligation at the inception of this program is $102,000,000, to be secured via a combination of RCAMP totaling $73,500,000 and a Collateral Trust for the remaining $28,500,000.


October 22, 2002                                                   Page 6 of 13

Reinsurance Captive Asset Management Program (RCAMP)

The RCAMP portion of this deal will be structured as follows:

Your newly formed Captive will issue You direct Deductible Reimbursement Policies, said policies reimbursing You for the obligations You incur as a result of the Deductible Insurance Policies We issue to You.

Through RCAMP, National Union Fire Insurance Company of Pittsburgh, PA will then reinsure your Captive for $73,500,000 of the obligations associated with the Deductible Reimbursement Policies. RCAMP is documented via a Reinsurance Quota Share Agreement. The reinsurance premium associated with this transaction will serve to collateralize your obligations to us under the Deductible Insurance Policies We will issue to You. The Reinsurance Quota Share Agreement will be forwarded under separate cover.

We would provide the Captive with a fixed, guaranteed rate of return on the reinsurance premium. The Captive has two Investment Selection options at its disposal and are referenced below:

INVESTMENT SELECTION OPTIONS

1.        One-Year rate

Under this option, We would guarantee a fixed rate of return on the Reinsurance Premium set at an enhanced spread of 20 basis points over the 1-year U.S. Constant Maturity Treasury yield as it reads the day we are in receipt of the first installment of the Reinsurance Premium. The interest rate will reset annually based on then current market conditions. Should the Captive cancel the Reinsurance Quota Share Agreement at any time prior to January 1, 2004, it is understood and agreed that interest will be deemed to have accrued from the date the premium is delivered to us, to the date of cancellation, at the 6-month U.S. Constant Maturity Treasury yield as it read the day we were in receipt of the first installment of Reinsurance Premium.

The aforementioned 20 basis point spread over the 1-year U.S. Constant Maturity Treasury yield may increase to a maximum spread of 35 basis points over the 1-year U.S. Constant Maturity Treasury yield. We will make the final determination of the guaranteed spread at such time as the first installment of the Reinsurance Premium is received.

For illustration purposes only, if the first installment of the Reinsurance Premium was received on January 1, 2003, the 6-month U.S. Constant Maturity Treasury yield and 1-year U.S. Constant Maturity Treasury yield on January 1, 2003 were 1.72% and 1.86% respectively, We provide the Captive with a minimum interest rate of 2.06%, with the potential for a 2.21% rate. The applicable interest rate would be effective January 1, 2003 to January 1, 2004. If the Captive were to cancel the Reinsurance Quota Share Agreement at any time prior to January 1, 2004, interest would accrue from January 1, 2003 to the date of cancellation, at a rate of 1.72%.


2.        Interest rate payable until all claims are closed

Under this option, We would guarantee a fixed rate of return on the Reinsurance Premium set an enhanced spread of 30 basis points over the 2-year U.S. Constant Maturity Treasury yield as it reads the day we are in receipt of the first installment of the Reinsurance Premium. Said rate would be in effect until all claims were closed. Should the Captive cancel the Reinsurance Quota Share Agreement at any time, it is understood and agreed that interest will be deemed to have accrued from the date the premium is delivered to us, to the date of cancellation, at the applicable interest rate as per an Interest Rate Penalty Schedule that We will provide to the Captive the day the first installment of the Reinsurance Premium is received.

The aforementioned 30 basis point spread over the 2-year U.S. Constant Maturity Treasury yield may increase to a maximum spread of 62 basis points over the 2-year U.S. Constant Maturity Treasury yield. We will make the final determination of the guaranteed spread at such time as the first installment of the Reinsurance Premium is received.

For illustration purposes only, if the first installment of the Reinsurance Premium was received on January 1, 2003 and the 2-year U.S. Constant Maturity Treasury yield on January 1, 2003 was 2.23%, We provide the Captive with a minimum interest rate of 2.53%, with the potential for a 2.85% rate, effective January 1, 2003 until all claims were closed. Assuming an interest rate of 2.85%; If the Captive were to cancel the Reinsurance Quota Share Agreement at any time, it would be understood and agreed that interest will be deemed to have accrued from January 1, 2003, to the date of cancellation, at the applicable interest rate as per the below referenced Interest Rate Penalty Schedule.

Interest Rate Penalty Schedule

Cancellation Date                                 Interest Rate
-----------------                                 -------------
Prior to January 1, 2004                             1.72%
January 1, 2004 - January 1, 2005                    1.86%
January 1, 2005 - January 1, 2006                    2.23%
January 1, 2006 - January 1, 2007                    2.35%
January 1, 2007 - January 1, 2008                    2.45%
January 1, 2008 - January 1, 2009                    2.55%
January 1, 2009 - January 1, 2010                    2.65%
January 1, 2010 until All Claims Closed              2.85%


Under both Investment Selection Options, the Captive will receive a monthly accrued interest statement, detailing the opening fund balance, less losses paid in each particular month, along with interest earned on the average investable balance. This quotation contemplates that We will not collect Escrow. Therefore, the monthly accrued interest statement will evidence losses being paid at the mid-point of each month.

Should the Federal Reserve lower the targeted Federal Funds rate at any time prior to the receipt of the first installment of the reinsurance premium, both investment selection options will become null and void.

Collateral Trust

The collateral trust will be posted by You to us. The Captive will not participate in this arrangement.

Transaction Flow

- As regards the agreement; subsequent to Your review and our mutual agreement to any necessary changes, You will need to execute the agreement.

- You will then forward to our attention the executed agreement, and We will arrange to have it executed on our end.

- We will then send to the trustee, who will execute, and that will enable them to create an account number.

- You will then send the required funds or the actual investment to the trustee, who will then notify us that the funds/investment has been received and the trust will be in place.

- We will then send out the invoice for the trust fee. Our fees, exclusive of the fees charged by the trustee are referenced in the agreement.

As regards initial investments (as well as future substitutions) to be placed into the trust, said investments must be pre-approved by the Beneficiary. Permitted money market securities are detailed in the agreement. Permitted capital market securities are listed in an addendum to the agreement. You will need to e-mail the transaction description of the requested investments at that time and the transaction will be approved the same day as long as it is a qualified asset.

The transaction description should include the following:

-        Security name and description

-        CUSIP

-        Credit Rating

-        Type of security (e.g. US Domestic, Gov't Agency, etc...)

-        Amount purchased or substituted

-        Maturity Date

The two banks that we allow to act as trustee are JPMorgan Chase and Bank of New York. The agreements will be provided under separate cover.

Underwriting Guidelines

At a minimum we will not provide coverage for the following - It is our intention to augment these parameters to incorporate your existing guidelines with C.N.A. Full confirmation of terms to follow under separate cover.

         - Clients with operations in undesirable classes, Hazard Group IV or Higher

         -        Backdated Clients

         UNDESIRABLE CLASSES

                  - Heavy Driver Exposures (i.e. Truckers, livery, bus operations, etc)

                  -        Heavy Voluntary Exposures (Hospitals, Political,
                           Social)

                  -        Professional Sports Teams

                  -        Known Federal Acts Exposure

                  -        Underground Mining

                  -        Aviation and Commercial Airline Employees and crew

                  - Industrial Aid Aircraft (Owned operated or chartered)

                  -        Abatement Contractors

                  -        Known occupational disease or cumulative trauma

                  -        Railroad or subway operations

                  -        Explosives, munitions or pyrotechnics handling

                  -        Chemical or petrochemical operations

                  -        Hazardous Waste/Material Handling Operations


October 22, 2002                                                   Page 7 of 13

                  -        Nuclear Operations

                  -        Construction work higher than three stories

                  -        Contractor Client that utilizes subcontractors

                  -        Sand Blasting

                  -        Group transportation of employees

                  -        Charitable operations (Classification code 8837)

                  -        Other PEO's client employees

The following clients must be referred to AIG for approval

         - Clients with current published experience modifications higher than 1.20

         -        Clients with unmodified annual manual premium higher than
                  $50,000

         -        Clients with head counts higher than 100 for all locations

Referral Items

         -        Policy Issuance and Weekly reporting Information

         - 4 years including current policy period currently valued hard copy loss information

         -        Historical Payroll Information

         -        Application

Policy Issuance and Weekly Reporting Information Guidelines

Client name
Mailing address
Schedule of working locations
Governing class or SIC code
Description of Operations Payroll by classification Code by State Current Experience modification Bureau file number Anniversary rating date Federal Unemployment ID number
Head count by location / total leased, total by employer Effective date of added/terminated client Indiana Unemployment Id # (7 digit, numeric) Minnesota Unemployment Id# (7 digit, numeric) New Jersey Unemployment Id# (7 digit, numeric) New York Unemployment Id# (7 digit, numeric) Vermont Unemployment Id# (7 digit, numeric) New Mexico Unemployment Id# (7 digit, numeric) New Hampshire and New Mexico phone numbers per locations New Hampshire and New Mexico Contact Name per Location New York Contact Name per Location Alaska Contact Named per Location Department of Labor # for the state of Hawaii

Special Conditions

You must execute and return an original executed copy of both the Payment Agreement and the Schedule, and any other documents we deem necessary to adequately document the terms of the program, to us at our address shown above within 30 days after the Effective Date above.

If not so returned and delivered, we may void the Finance Plan summarized herein and set forth in detail in the Payment Agreement. Upon our notice of our voiding of the Finance Plan to you at your address shown above, the entire amount of the "Estimated Total Cost" specified under FINANCE PLAN herein will become immediately due and payable to us in cash at our address shown above. Failure to pay such amount within 10 days thereafter shall entitle us to cancel the insurance and any reinsurance and to terminate all services under this Program by notice to you when not less than 10 days thereafter the cancellation and termination shall become effective.


October 22, 2002                                                   Page 8 of 13

Claims Administration

Claims will be handled by AIG Claims Services, Inc. The claims administration pricing is included in the insurance company expenses. Rehabilitation and managed care services are billed separately at prevailing rates. Claim Investigations conducted by the Investigative Services Division to assist the claims adjusters are an allocated expense and charged to the file at Prevailing Time & Expense. Fraud investigations conducted for the purpose of criminal prosecution are not billed to the file and considered part of the overall claim fee.

The claims administration charge includes four Intellirisk setups and twelve monthly tape to tape transfers to Marsh's STARS system.

Allocated loss adjustment expenses, as defined above, are not included in the Insurance Company expenses.

Loss Control Services

We understand that Gevity HR's loss control professionals are providing ongoing loss control services to your clients and that additional loss control services have not been requested as part of the AIG program. Only those loss control surveys needed for underwriting purposes and those services mandated by state regulatory requirements will be included in the AIG program. Of course, additional loss control services can be provided on an unbundled basis at any point during the policy year.

AIG Consultants, Inc. National Accounts Division proposes to assist Gevity HR in its risk management program by providing the consulting services described in this document. The service approach is based on identification of risk factors, the assessment of current procedures and controls, and the development and implementation of cost effective solutions.

PROPOSED SERVICE MANAGEMENT

AIG Consultants will provide a Technical Services Manager to manage the delivery of all services. Specific procedural issues will be established with Gevity HR and Marsh USA by AIG's consultant. A service plan will be developed to provide consistent service delivery.

AIG Consultants, Inc. (AIGC) will provide personnel with experience and expertise commensurate with the proposed service. Ergonomic and/or industrial hygiene specialists will be provided as appropriate. To assure readily available competent consultants near our clients various locations, we maintain a complement of approved subcontractor consultants to supplement our internal loss control professionals. These subcontractors are subject to our Quality Management System approval process as a requirement of AIG Consultant's Inc. ISO 9000 certification.

1.       Bundled Services

         -        Risk Assessments

                  Risk Assessment surveys of targeted facilities are contemplated to evaluate the scope and extent of loss exposures as they relate to AIG's Workers' Compensation coverages. Clients will be selected based on the type of operations, loss experience and other appropriate criteria. These surveys will be confirmed with a confirmation letter including recommendations to address uncontrolled loss exposures.

         -        Regulatory Services

                  Certain states mandate loss control services provided by carriers. Texas, for example, requires an evaluation of the exposures and loss ratio for each policy written. Carriers are required to provide on-site service visits, loss analyses, written notification of loss experience and other appropriate services based on the evaluations.

2.       Unbundled Services

         AIG Consultants, Inc. has the expertise to assist Gevity HR in the identification of risk factors, the assessment of current procedures and controls, and the evaluation of the effectiveness of alternative solutions. Gevity HR


October 22, 2002                                                   Page 9 of 13
         maintains a broad client base. Control of workers' compensation loss exposures requires an understanding of a wide range of operations and loss exposures and an evaluation of existing control programs. Often, an on-site loss control survey is the best way to evaluate the client's loss exposures and controls. We maintain a nationwide network of loss control consultants to provide service at your key clients' facilities, which can serve as a cost effective complement to the work done by Gevity HR's loss control staff.

The proposed service program features a two-pronged approach:

1. Pre-acquisition surveys of potential clients can be used to review the operations and loss exposures and evaluate the effectiveness of the account's loss control activities. These surveys can be documented using your Risk Management Client Survey format, if desired.

2. Service visits can be provided to targeted clients to improve loss experience. Services will be targeted to the primary loss causes and coordinated with Gevity HR's internal loss control staff.

         Loss control services available include:

         - Overall loss control program evaluations and/or review and development of specific programs. For example, an evaluation of your client's overall safety program as it relates to the employees you have placed there can be completed. A review and analysis of the client's losses and operations may reveal the need to target the reduction of specific types of losses
                  - for example, fall prevention programs and facility implementation can be evaluated.

         - Facility visits which typically include hazard identification and the evaluation of loss control program implementation. Visits may also include assistance to the local facility to develop and optimize their loss control programs, which could include employee or supervisory training, targeted hazard assessments, or other services targeted to your key loss causes.

         - Ergonomic evaluations and ergonomic training for selected facilities. Our ergonomic specialists can provide on-site analysis of selected tasks or can work with your client to develop and train their own ergonomic teams.

         - Industrial hygiene evaluations to develop baseline data for airborne concentrations of key contaminants, evaluation of facility sampling strategies, reviews of respiratory protection and hearing conservation programs.

PROPOSED SERVICE COST

         BUNDLED SERVICE

         AIG Consultants, Inc. will provide underwriting surveys and regulatory services within the insurance program.

         UNBUNDLED SERVICE

         Additional services can be provided under a separate service agreement, if desired.


When Gevity HR has evaluated and agreed to the services proposed (with modifications as necessary), an AIG Consultants National Accounts Service Plan will be written and presented for approval. AIGC will begin the work immediately after all parties have signed in acknowledgement of a finalized Service Plan.

AIG Consultant's Inc. National Accounts Division appreciates this opportunity to offer consulting services to Gevity HR. We are confident that you will find them to be a beneficial and cost effective means of managing and controlling risk. We invite you to review AIG Consultants capabilities brochure for your additional service needs.


October 22, 2002                                                  Page 10 of 13

Coverages

Named insured will include all Gevity HR, Inc. affiliated or subsidiary entities for which payroll is reported to AIG Risk Management.

         A.       Workers' Compensation                        Statutory

         B.       Employers Liability Limits:                  $1,000,000 per Occurrence/Accident
                                                               $1,000,000 Policy Limit Disease
                                                               $1,000,000 each Employee Disease

         C.       Stop Gap Employers Liability applies
                  in Monopolistic States, Canada &
                  Puerto Rico                                  $1,000,000 per Occurrence/Accident
                                                               $1,000,000 Policy Limit Disease
                                                               $1,000,000 each Employee Disease

         D.       Other States Coverage All States,
                  excluding Ohio, West Virginia, North
                  Dakota, and Washington (for the 1992
                  form delete Part three, A.4).

         E.       USL&H                                        $1,000,000 per Occurrence/Accident

Extensions of Coverage - in addition to all State required endorsements

1)       - Voluntary Compensation:

         Applies All States except Monopolistic States Designated Law: State of Hire

         - Foreign Voluntary Compensation: (This coverage applies to U.S. citizens and non-US citizen and residents of the U.S. injured outside the U.S.)

                  Limit:                                 (Annual Reinstatement)
                  Any One Employee:                      $1,000,000
                  Policy Limit:                          $1,000,000
                  Designated Law:                        State of Hire
                  Covers B.I. from Endemic Disease
                  Includes Repatriation Expenses         $25,000 each employee

2) Alternate Employer Endorsement - blanket basis using the following wording: All employee leasing clients of Gevity HR and as respects the "State" - any state listed in item 3.A. of the information Page" and "Contract" - All agreements between Gevity HR and their employee leasing clients.

3) Waiver of Subrogation -against third parties where clients required it (on approval basis). It is understood and agreed that notwithstanding anything to the contrary contained in the policy, the company waives the right of subrogation as respects the insured's right of recovery against any person to which the insured has agreed to waive subrogation.

4)       United States Longshoremen and Harbor Workers Act

5)       Notice of Occurrence

6)       Knowledge of Occurrence

7)       Maritime Coverage (Jones Act) is included in Employers Liability
         Limits

8)       Voluntary Compensation Maritime Coverage

9)       Outer Continental Shelf Lands Act Coverage

10)      Sole Proprietors, Partners, Officers and Other Coverages

11) Cancellation and Non-renewal Notice - cancellation for non-payment 10 days and for cancellation other than non-payment and non-renewal 120 days. Wording to follow.

12) Federal Employers Liability Act Coverage - $1,000,000 each occurrence/$1,000,000 aggregate

13)      Unintentional Non-Disclosure of Hazards

14)      Florida Employment and Wage information and Release Endorsement

15)      Designated Workplace Endorsements where required


October 22, 2002                                                  Page 11 of 13

16)      New York, Missouri and Massachusetts limit of Liability endorsements

17)      Ohio Employers Liability Coverage Endorsement

18)      All State required Employers Liability Coverage endorsements

19) Amendatory Endorsement - Insurance applies to B.I. to "corporate employees" of the named insured (not 'clients employees', i.e. work site employees leased to clients) participating in any recreation activities sponsored by or with the permission of the Named Insured.

20)      Texas employee provider/client company endorsement (if needed)

21)      Texas exempt employees coverage endorsement

22)      Texas employee leasing client endorsement

23)      New Hampshire Sole Representative endorsement

24) Rhode Island Direct Liability Statute & Safety Inspection endorsements.

25)      S. Dakota Direct Action Statute endorsement.

26)      New Mexico Safety Device Coverage endorsement.

27) Massachusetts, Missouri and Oklahoma Construction Classified Adjustment endorsements.

28)      Oklahoma Fraud Warning endorsement.

29)      State Safety Workplace endorsements.

30)      S. Dakota Managed Care endorsement.

31)      Wisconsin - Guaranteed Cost policy subject to $1,000,000 retention.

32)      Maine inspection Immunity Endorsement

33)      Missouri Property and Casualty Guaranty Association Endorsement

All State required / mandatory endorsements

Minimum Premium Policies:

Certain Gevity HR clients require separate minimum premium polices to fulfill statutory requirements. We agree to issue the policies subject to receipt of additional information requested. We reserve the right to charge additional premium to cover any expected claim activity after receipt and review of the information.





This final bound proposal contains a broad outline of coverage and does not include all the terms, conditions and exclusions of the policy (or policies) that may be issued to you. The policy (or policies) contain the full and complete agreement with regard to coverage. Please review the policy (or policies) thoroughly upon receipt and notify us promptly in writing if you have any questions. In the event of any inconsistency between the final bound proposal and the policy, the policy language shall control unless the parties agree to an amendment.

This Final Bound Proposal is intended to be a statement of the mutual interest of the parties with respect to the Workers Compensation Risk Management program described above and is subject to execution and delivery of a mutually satisfactory Payment Agreement , RCAMP Agreement, and Collateral Trust Agreement. The parties will become legally obligated with respect to the Workers Compensation Risk Management program described above only in accordance with the terms contained in the Payment Agreement, RCAMP Agreement and Collateral Trust Agreement relating thereto if, as and when such document has been executed and delivered by the parties.


October 22, 2002                                                  Page 12 of 13

-------------------------------------------------------------------------------
SIGNATURES


Acknowledged on behalf of  AIG RISK MANAGEMENT, INC.              Acknowledged on behalf of GEVITY HR, INC.

Signed by  /s/ THOMAS AGNELLO                                     Signed by /s/ WADE LATHAM
          ---------------------------------------                           --------------------------------
Thomas Agnello for Melissa Kerns                                  Wade Latham
Chief Marketing Officer, Risk Management Group                    Vice President, Risk Management
October 22, 2002                                                  October 22, 2002


Acknowledged on behalf of MARSH INC.

Signed by /s/ TONY TAM
          ---------------------------------------
Tony Tam
Managing Director, Casualty Department
October 22, 2002


October 22, 2002                                                  Page 13 of 13